EXHIBIT 99.2

PRESS RELEASE

PACIFIC ETHANOL, INC. ISSUES CORRECTIONS TO TABLES IN MARCH 1, 2007 PRESS RELEASE

Sacramento, California, March 2, 2007 - Pacific Ethanol, Inc. (NASDAQ GM: PEIX), announced today that the tabular information attached to the press release setting forth the Company’s results for the three and twelve month periods ended December 31, 2006, contained transcription errors. Corrected tables follow:

Pacific Ethanol, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended,		Year Ended December 31,
(In thousands, except per share data)	12/31/2006	12/31/2005	2006	2005

Net sales	$80,553	$36,067	$226,356	$87,599
Cost of goods sold	68,805	34,749	201,527	84,444
Gross profit	11,748	1,318	24,829	3,155
Selling, general, and administrative expenses	11,350	6,037	24,641	12,638
Income (loss) from operations	398	(4,719)	188	(9,483)
Other income (expense), net	256	(396)	3,426	(440)
Non-controlling interest in variable interest entity	(3,756)	—	(3,756)	—
Loss before provision for income taxes	(3,102)	(5,115)	(142)	(9,923)
Provision for income taxes	—	—	—	—

Net loss	$(3,102)	$(5,115)	$(142)	$(9,923)
Preferred stock dividends	(1,050)	—	(2,998)	—
Deemed dividend on preferred stock	—	—	(84,000)	—
Loss available to common stockholders	(4,152)	(5,115)	(87,140)	(9,923)
Net loss per share, basic and diluted	$(0.11)	$(0.18)	$(2.50)	$(0.40)
Weighted average shares outstanding, basic and diluted	39,266	28,699	34,855	25,066

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Unaudited)

	December 31,
ASSETS	2006	2005

Current Assets:
Cash and cash equivalents	$44,053	$4,521
Investments in marketable securities	39,119	2,750
Accounts receivable (including $1,188 and $938 as of December 31, 2006 and 2005, respectively, from a related party)	29,322	4,948
Restricted cash	1,567	—
Notes receivable - related party	—	136
Inventories	7,595	363
Prepaid expenses	1,053	627
Prepaid inventory	2,029	1,349
Derivative instruments	551	—
Other current assets	1,756	86
Total current assets	127,045	14,780
Property and Equipment, Net	196,156	23,208
Other Assets:
Restricted cash	24,851	—
Deposits and advances	9,040	14
Goodwill	85,307	2,566
Intangible assets, net	10,155	7,569
Other assets	1,266	48
Total other assets	130,619	10,197
Total Assets	$453,820	$48,185

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(In Thousands, Unaudited)

	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2006	2005
Current Liabilities:
Current portion - related party note payable	$—	$1,200
Current portion - notes payable	4,125	—
Accounts payable - trade	11,483	4,755
Accounts payable - related party	3,884	6,412
Accrued retention - related party	5,538	1,450
Accrued payroll	766	434
Other accrued liabilities	4,798	3,423
Total current liabilities	30,594	17,674

Related-party notes payable, net of current portion	—	1,995
Notes payable, net of current portion	28,970	—
Deferred tax liability	1,091	—
Other liabilities	357	—
Total Liabilities	61,012	19,669
Non-controlling interest in variable interest entity	94,363	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; 5,250 and 0 shares issued and outstanding as of December 31, 2006 and 2005, respectively	5	—
Common stock, $0.001 par value; 100,000 shares authorized; 40,269 and 28,874 shares issued and outstanding as of December 31, 2006 and 2005, respectively	40	29
Additional paid-in capital	397,535	42,071
Other comprehensive income	545	—
Accumulated deficit	(99,680)	(13,584)
Total stockholders’ equity	298,445	28,516
Total Liabilities and Stockholders’ Equity	$453,820	$48,185

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended,		Year Ended December 31,
(In thousands) (Unaudited)	12/31/2006	12/31/2005	2006	2005

Net income (loss)	$(3,102)	$(5,115)	$(142)	$(9,923)
Adjustments:
Interest expense*	906	179	1,381	511
Interest income*	(975)	(77)	(4,737)	(348)
Income taxes	—	—	—	—
Non-cash compensation and consulting expense	3,922	312	6,248	2,062
Depreciation and amortization expense*	1,959	283	2,680	787
Total adjustments	5,812	697	5,572	3,012

Adjusted EBITDA	$2,710	$(4,418)	$5,430	$(6,911)

*Adjusted for non-controlling interest in variable interest entity.

Commodity Price Performance

	Three Months Ended,		Year Ended December 31,
(Unaudited)	12/31/2006	12/31/2005	2006	2005

Ethanol sales (million gallons)	31.7	19.1	101.7	52.3

Ethanol sales price per gallon	$2.26	$1.89	$2.28	$1.67

Delivered corn cost per bushel	$2.95	$—	$2.95	$—
Average basis	0.51	—	0.51	—
Corn cost - CBOT equivalent	$2.44	$—	$2.44	$—

Co-product return % (1)	33.4%	—	33.4%	—

Production commodity margin per gallon (2)	$1.45	$—	$1.45	$—

(1) Co-product revenue as a percentage of delivered cost of corn
(2) Ethanol sales price per gallon less net cost of corn (delivered cost of corn less co-product revenue)